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                                                                     Exhibit 4.1

        NARRATIVE DESCRIPTION OF BOYKIN LODGING COMPANY SHARE CERTIFICATE

                  Decorative engraving covers approximately 1" of the top edge and 3/4" of the side and bottom edges of the share certificate (the "Certificate"), including larger, more elaborate decorative engraving in the top left and right hand corners.

                  Centered in the top 1/3rd of the Certificate is a vignette containing a man in a suit and tie holding open blueprints with a woman in a blouse looking over his shoulder at the same newspaper. In miniature in front of the man and woman is a mid-sized downtown landscape. Directly below the vignette is the text "BOYKIN LODGING COMPANY" (the "Company") To the left and right of the vignette is a rectangular shaded box (approximately 3/4" x 1 1/2"). The box to the left contains the text: "BLC" inside the box; "Common" and "Number" above and on the top edge of the box, respectively; and the text in small capital letters "This Certificate Transferable in Cleveland, Ohio and New York, New York" The box to the right contains the text: "SHARES" on the top edge of the box; in small capital letters "Incorporated Under the Laws of the State of Ohio" directly above the box; and "See Reverse for Certain Definitions" directly under the box. Also under the box, slightly above the middle of the Certificate on the right hand side of the Certificate is the text "CUSIP 103430 10 4."

                  Centered in the middle of the Certificate is a larger shaded box (approximately 1 3/4" x 8 1/2") containing the Company logo, also shaded, in the middle of the box and the text "THIS IS TO CERTIFY THAT" in the top right hand corner of the shaded box and the text "is the registered holder of" in the bottom right hand corner of the shaded box.

                  Below the large shaded box is the following text:

[in small capital letters] Fully Paid and Non-Assessable Common Shares, Without Par Value, of

                             BOYKIN LODGING COMPANY

(in script) transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is issued by the Corporation and accepted by the holder subject to all the terms and conditions pertaining to the Common Shares of the Corporation contained in its Articles of Incorporation, and all amendments thereto, and in the Code of Regulations of the Corporation, and all amendments thereto, copies of which are on file in the office of the Corporation, and to which reference is hereby made. The Corporation will mail without charge within five days a copy of the Corporation's Articles of Incorporation and Code of Regulations to each shareholder who so requests. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrant.
         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated [blank]
                  /s/ Raymond P. Heitland                /s/ Robert W. Boykin
                           TREASURER                            PRESIDENT


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         Centered in the bottom of the Certificate (approximately 2" in diameter) is the circular corporate seal of Boykin Lodging Company containing the text: "Boykin Lodging Company" "Corporate Seal" and "Ohio."

         On the lower right hand side of the Certificate in small capital letters the following words appear vertically: "Countersigned By" "National City Bank (Cleveland, Ohio)" "Transfer Agent and Registrant" and "Authorized Signature."



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            The back of the Certificate contains the following text:

                             BOYKIN LODGING COMPANY

         The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own Common Shares in excess of 9% of the number of outstanding Common Shares, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Shares in excess of 9% of the number of outstanding shares of that class or series of Preferred Shares, (iii) beneficially own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (v) Constructively Own Equity Shares that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or of a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code. Each holder of Equity Shares is required to furnish the Corporation such information as the Corporation may request pursuant to
Section 6 of the Corporation's Amended and Restated Articles of Incorporation. Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Corporation in writing. If those restrictions are violated, the Equity Shares represented hereby in excess of those limitations will be transferred automatically by operation of the Corporation's Amended and Restated Articles of Incorporation to a Trust and will be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as they may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM: as tenants in common             UNIF TRANS MIN ACT- ____ Custodian ___
TEN ENT: as tenants by the entireties                   (cust)     (minor)
 JT TEN: as joint tenants with right           under Uniform Transfers to Minors
         of survivorship and not as            Act ______________________.
         tenants in common                                 (state)


     Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, ___________________________ hereby sell, assign and transfer unto

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         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP
         CODE, OF ASSIGNEE)

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Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________, Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution.

Dated _______________________________



                                         X_____________________________
                                         NOTICE: THE SIGNATURE TO THIS
                                         ASSIGNMENT MUST CORRESPOND WITH
                                         THE NAME AS WRITTEN UPON THE
                                         FACE OF THE CERTIFICATE IN
                                         EVERY PARTICULAR, WITHOUT
                                         ALTERATION OR ENLARGEMENT OR
                                         ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By: ___________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.